                                                                    Exhibit 99.1


                                   CERESNEWSCERESNEWSCERESNEWSCERESNEWSCERESNEWS
                                   CERESNEWSCERESNEWSCERESNEWSCERESNEWSCERESNEWS
                                   CERESNEWSCERESNEWSCERESNEWSCERESNEWSCERESNEWS

                                     FOR FURTHER INFORMATION:
                                     David I. Vickers, Chief Financial Officer
                                     (440) 878-2941

                                     Gayle M. Vixler, Senior Vice President
                                     (440) 572-8848

                 CERES GROUP REPORTS FIRST QUARTER 2004 RESULTS

CLEVELAND, OH, MAY 5, 2004

FOR THE QUARTER:

- Net operating income of $4.2 million ($0.12 per share)
- Net income of $6.2 million ($0.18 per share)
- Senior Segment pre-tax operating income of $2.6 million
- Medical Segment pre-tax operating income of $4.5 million

Ceres Group, Inc. (NASDAQ: CERG) today reported net operating income of $4.2 million ($0.12 per share), excluding $0.1 million from net realized investment gains and $1.9 million ($0.05 per share) from the reduction in the deferred tax valuation allowance for the first quarter of 2004. This compares to net operating income of $3.4 million ($0.10 per share) for the first quarter of 2003, excluding $0.4 million ($0.01 per share) from net realized investment gains and income of $3.6 million ($0.11 per share) from the discontinued operations of Pyramid Life Insurance Company. Net income was $6.2 million ($0.18 per share) in the first quarter of 2004, compared to $7.4 million ($0.22 per share) for the first quarter of 2003, including $3.6 million ($0.11 per share) from discontinued operations.

"Our first quarter results show the continuing positive impact of our balanced strategy," said Tom Kilian, president and chief executive officer of Ceres. "Both business segments were profitable, and we improved loss ratios while also increasing new sales compared with the same period a year ago. We are focused on delivering consistent results by growing the Senior Segment and maximizing profitability in the Medical Segment."

During the first quarter, A.M. Best upgraded the financial strength rating of Central Reserve Life Insurance Company (CRL) to B+ (Very Good) from B (Fair) and affirmed the B+ financial strength rating of Continental General Insurance Company (CGI). Fitch Ratings upgraded the insurer financial strength rating of CRL to `BBB' from `BBB-' and affirmed the `BBB' rating for CGI.

"We are very pleased that A.M. Best and Fitch Ratings took these rating actions," Kilian added. "These upgrades clearly demonstrate that our financial position is improved and our business plan is working."

Ceres Group, Inc.
Page 2


SEGMENT RESULTS
---------------

Ceres reports its financial results in two primary business segments: Senior and Medical. For 2003, the segment results exclude the discontinued operations of Pyramid Life Insurance Company, which was sold on March 31, 2003.

SENIOR SEGMENT (MEDICARE SUPPLEMENT, LONG-TERM CARE, DENTAL, LIFE INSURANCE, AND ANNUITIES) Pre-tax operating income for the quarter was $2.6 million, compared to pre-tax operating income of $2.2 million in the first quarter of 2003.

Benefits, claims, losses and settlement expenses in the Senior Segment were $33.8 million, which was comparable to the first quarter of 2003. The Senior Segment benefit and claims loss ratio was 77.4%, compared to 78.9% in the first quarter of 2003. The improvement in the Senior Segment results in the first quarter of 2004 was due primarily to the reduction in Medicare supplement loss ratio from 74.4% in the first quarter of 2003 to 69.1% in the same period in 2004. The improvement in the Medicare supplement loss ratio was partially offset by higher senior life mortality in the first quarter of 2004.

"We are particularly encouraged with the sales results for our Senior Segment this quarter," Kilian said. "New sales of our cornerstone product, Medicare supplement, increased substantially compared to the fourth quarter of 2003 as well as the same period a year ago. The increase in first quarter Medicare supplement sales will contribute to premium growth as we move through the balance of 2004. Consistent with 2003 results, Senior Segment earnings are lower in the first quarter due to paying Medicare deductibles in the first months of the year. We remain committed to our plan of growing this segment by focusing on competitive markets, refining our product portfolio and managing relationships with new and established producers."

MEDICAL SEGMENT (CATASTROPHIC AND COMPREHENSIVE MEDICAL PLANS)

Pre-tax operating income for the quarter was $4.5 million, compared to pre-tax operating income of $3.8 million in the first quarter of 2003.

Benefits, claims, losses and settlement expenses in the Medical Segment were $42.8 million, compared to $62.5 million in the first quarter of 2003. The Medical Segment benefit and claims loss ratio was 65.6%, compared to 73.4% in the first quarter of 2003. The first quarter loss ratio reflects the seasonal nature of claim payment patterns for this product line. The loss ratio in the Medical Segment is expected to be higher in the balance of 2004.

In addition, results for the quarter were impacted by a $3.8 million decline in deferred acquisition costs (DAC) in the Medical Segment, due to higher assumed lapse rates on existing business. The company continues to maintain a conservative approach of deferring new business costs. The rate of decline on the deferred acquisition cost asset is expected to moderate in subsequent quarters.

"Results in this segment demonstrate the success of our selective marketing approach," Kilian said. "New sales increased compared with the fourth quarter of 2003, as well as the same period a year ago. We will continue targeting markets in the most profitable states, refining our products and pricing, and expanding our relationships with new and experienced producers. These measures, along with careful monitoring, will help us remain competitive and profitable in this unpredictable market."

Ceres Group, Inc.
Page 3


OUTLOOK
-------

"Overall, our results show that our strategy is working," Kilian said. "We believe our Senior Segment has the financial strength, technology and administrative platform to support successful expansion. At the same time, our niche strategy for our Medical Segment will help ensure earnings stability. Our goal continues to be striking the right balance between our business segments."

As previously stated, the company expects to achieve net operating income per diluted share of $0.53 for 2004, based on the company's prospects for growth in the Senior Segment and continued profitability in the Medical Segment. Net operating income excludes certain items that, in the opinion of management, are not indicative of overall operating trends. In the company's results for the first quarter of 2004 and its outlook for 2004, net operating income excludes the impact of net realized investment gains, and the reduction in the deferred tax valuation allowance.

A conference call with management regarding first quarter 2004 results is scheduled for 10:00 a.m. (Eastern) on Thursday, May 6, 2004. To listen to the live conference call over the Internet, go to www.ceresgp.com or http://www.firstcallevents.com/service/ajwz405384486gf12.html. To listen to the webcast, please log onto this site at least 15 minutes prior to the call to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available after the call.

                           FINANCIAL TABLES TO FOLLOW

Ceres Group, Inc.
Page 4


                       CERES GROUP, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                             THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                        ---------------------------
                                                                          2004             2003
                                                                        ---------        ---------
REVENUES
  Premiums, net
       Medical                                                          $  65,227        $  85,119
       Senior and other                                                    43,602           42,857
                                                                        ---------        ---------
         Total premiums, net                                              108,829          127,976
  Net investment income                                                     6,263            5,524
  Net realized gains                                                          108              584
  Fee and other income                                                      4,808            6,342
  Amortization of deferred reinsurance gain                                   409              657
                                                                        ---------        ---------
                                                                          120,417          141,083
                                                                        ---------        ---------
  BENEFITS, LOSSES AND EXPENSES
  Benefits, claims, losses and settlement expenses
       Medical                                                             42,814           62,506
       Senior and other                                                    33,750           33,800
                                                                        ---------        ---------
         Total benefits, claims, losses and settlement expenses            76,564           96,306
  Selling, general and administrative expenses                             33,611           38,170
  Net amortization and change in acquisition costs and value
     of business acquired                                                   3,474              401
  Interest expense and financing costs                                        172              429
                                                                        ---------        ---------
                                                                          113,821          135,306
                                                                        ---------        ---------
  Income from continuing operations before federal income
     taxes                                                                  6,596            5,777
  Federal income tax expense                                                  422            2,020
                                                                        ---------        ---------
  INCOME FROM CONTINUING OPERATIONS                                         6,174            3,757
                                                                        ---------        ---------
  Discontinued operations
     Income from operations of Pyramid Life (less tax expense of
       $3,223)                                                               --              5,732
     Loss on sale of Pyramid Life (less tax benefit of $79)                  --             (2,110)
                                                                        ---------        ---------

  INCOME FROM DISCONTINUED OPERATIONS                                        --              3,622
                                                                        ---------        ---------

  NET INCOME                                                            $   6,174        $   7,379
                                                                        =========        =========
  BASIC EARNINGS PER SHARE
     Continuing operations                                              $    0.18        $    0.11
     Discontinued operations                                                 --               0.11
                                                                        ---------        ---------
     Net income                                                         $    0.18        $    0.22
                                                                        =========        =========
  DILUTED EARNINGS PER SHARE
     Continuing operations                                              $    0.18        $    0.11
     Discontinued operations                                                 --               0.11
                                                                        ---------        ---------
     Net income                                                         $    0.18        $    0.22
                                                                        =========        =========

  Basic weighted average shares outstanding                                34,394           34,236
  Diluted weighted average shares outstanding                              35,038           34,236

Ceres Group, Inc.
Page 5


                       CERES GROUP, INC. AND SUBSIDIARIES
                  RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
                                    UNAUDITED
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

         In this press release, the company presented net operating income, net operating income per share, and Medical and Senior Segment pre-tax operating income, which are non-GAAP financial measures. Management believes that these measures of profitability provide a meaningful presentation of the underlying earnings of the company's operations. Net operating income, net operating income per share, and Medical and Senior Segment pre-tax operating income exclude certain items that, in the opinion of management, are not indicative of overall operating trends. For the periods presented, net operating income, net operating income per share, and Medical and Senior Segment pre-tax operating income exclude realized gains on the sale of investments, and reductions to the valuation allowance for deferred taxes, and, for 2003, the results of the discontinued operations of Pyramid Life Insurance Company (a subsidiary that was sold on March 31, 2003). The following is a reconciliation to the most directly comparable GAAP financial measure:

                                                              THREE MONTHS ENDED
                                                                  MARCH 31,
                                                          -----------------------
                                                            2004            2003
                                                          -------         -------
NET OPERATING INCOME
Net operating income                                      $ 4,203         $ 3,377
Net realized gains                                            108             584
Income taxes on net realized gains (1)                        (38)           (204)
Reduction to the valuation allowance for deferred
  taxes                                                     1,901            --
                                                          -------         -------
Income from continuing operations                         $ 6,174         $ 3,757
                                                          =======         =======
NET OPERATING INCOME PER SHARE DATA (DILUTED)
Net operating income per share                            $  0.12         $  0.10
Net realized gains, net of tax (1)                           --              0.01
Reduction to the valuation allowance for deferred
  taxes                                                      0.05            --
                                                          -------         -------
Net income per share from continuing operations           $  0.18         $  0.11
                                                          =======         =======
SENIOR SEGMENT PRE-TAX OPERATING INCOME
Senior Segment pre-tax operating income                   $ 2,565         $ 2,196
Net realized gains (losses)                                   (36)            299
                                                          -------         -------
Senior Segment profit before federal income taxes         $ 2,529         $ 2,495
                                                          =======         =======

MEDICAL SEGMENT PRE-TAX OPERATING INCOME
Medical Segment pre-tax operating income                  $ 4,533         $ 3,812
Net realized gains                                             34             177
                                                          -------         -------
Medical Segment profit before federal income taxes        $ 4,567         $ 3,989
                                                          =======         =======

(1) Taxes on net realized gains are based upon a 35% effective tax rate for all periods.

Note: Income per share amounts may not total due to rounding of individual components.

Ceres Group, Inc.
Page 6


                       CERES GROUP, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                             MARCH 31,        DECEMBER 31,
                                                                2004              2003
                                                            -----------       ------------
                                                            (UNAUDITED)
ASSETS
Investments                                                  $ 501,812         $ 484,280
Cash and cash equivalents                                       22,955            26,394
Reinsurance receivable                                         141,785           143,397
Deferred acquisition costs                                      66,146            69,609
Value of business acquired                                      11,760            13,034
Goodwill and licenses                                           14,097            14,097
Other assets                                                    20,041            23,103
                                                             ---------         ---------
    TOTAL ASSETS                                             $ 778,596         $ 773,914
                                                             =========         =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Policy liabilities and benefits accrued                      $ 495,475         $ 504,493
Deferred reinsurance gain                                        9,047             9,456
Other policyholders' funds                                      21,866            20,821
Debt                                                            12,438            13,000
Other liabilities                                               42,893            41,005
                                                             ---------         ---------
    TOTAL LIABILITIES                                          581,719           588,775
Stockholders' equity                                           196,877           185,139
                                                             ---------         ---------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $ 778,596         $ 773,914
                                                             =========         =========
Equity per common share:
    After accumulated other comprehensive income (1)         $    5.72          $   5.38
    Before accumulated other comprehensive income (1)             5.35              5.17
Book value per share excluding goodwill and licenses              5.31              4.97

---------

(1) Accumulated other comprehensive income relates primarily to the net unrealized gain (loss) on available-for-sale securities.

Ceres Group, Inc.
Page 7


                       CERES GROUP, INC. AND SUBSIDIARIES
                              INDUSTRY SEGMENT DATA
            (EXCLUDING OPERATIONS OF PYRAMID LIFE INSURANCE COMPANY)
                                    UNAUDITED
                                 (IN THOUSANDS)

                                                           THREE MONTHS ENDED
                                                               MARCH 31,
                                                      --------------------------
                                                        2004              2003
                                                      --------          --------
MEDICAL
    Revenues
         Net premiums                                 $ 65,227          $ 85,119
         Net investment income                           1,246             1,475
         Net realized gains                                 34               177
         Other income                                    4,725             6,491
                                                      --------          --------
                                                        71,232            93,262
                                                      --------          --------
    Expenses
         Benefits and claims                            42,814            62,506
         Other operating expenses                       23,851            26,767
                                                      --------          --------
                                                        66,665            89,273
                                                      --------          --------
    Segment profit before federal income taxes        $  4,567          $  3,989
                                                      ========          ========

SENIOR AND OTHER
    Revenues
         Net premiums                                 $ 43,602          $ 42,857
         Net investment income                           5,017             4,040
         Net realized gains (losses)                       (36)              299
         Other income                                      492               508
                                                      --------          --------
                                                        49,075            47,704
                                                      --------          --------
    Expenses
         Benefits and claims                            33,750            33,800
         Other operating expenses                       12,796            11,409
                                                      --------          --------
                                                        46,546            45,209
                                                      --------          --------
    Segment profit before federal income taxes        $  2,529          $  2,495
                                                      ========          ========

CORPORATE AND OTHER
    Revenues
         Net investment income                        $   --            $      9
         Net realized gains                                110               108
                                                      --------          --------
                                                           110               117
                                                      --------          --------
    Expenses
         Interest expense and financing costs              172               429
         Other operating expenses                          438               395
                                                      --------          --------
                                                           610               824
                                                      --------          --------
     Segment loss before federal income taxes         $   (500)         $   (707)
                                                      ========          ========
INCOME FROM CONTINUING OPERATIONS BEFORE
    FEDERAL INCOME TAXES                              $  6,596          $  5,777
                                                      ========          ========
Medical loss ratio                                        65.6%             73.4%
Senior loss ratio                                         77.4%             78.9%
Overall loss ratio                                        70.4%             75.3%

Ceres Group, Inc.
Page 8

ABOUT CERES GROUP

Ceres Group, Inc., through its insurance subsidiaries, provides a wide array of health and life insurance products through two primary business segments. Ceres' Medical Segment includes major medical health insurance for individuals, families, associations, and small to mid-size businesses. The Senior Segment includes senior health, life and annuity products for Americans age 55 and over. To help control medical costs, Ceres also provides medical cost management services to its insureds. Ceres' nationwide distribution channels include independent agents and its electronic distribution system. For more information, visit www.ceresgp.com.

This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the company. Forward-looking statements are statements other than historical information or statements of current condition. In light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements herein should not be regarded as representation by the company or any other person that the objectives or plans of the company will be achieved. Many factors could cause actual results to differ materially from those contemplated by such forward-looking statements, including, among others, failure to accurately predict claims liabilities, adverse outcomes in litigation, rising healthcare costs, business conditions and competition in the healthcare industry, developments in healthcare reform and other regulatory issues (including failure to meet statutory capital requirements), ability to develop and administer competitive products, performance of our reinsurers and failure to comply with financial and other covenants in our loan agreements, and the failure to successfully implement the business plans for the company and its subsidiaries. This review of important factors should not be construed as exhaustive. Investors and others should refer to Ceres' filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2003, and its quarterly reports on Form 10-Q and other periodic filings, for a description of the foregoing and other factors. Ceres undertakes no obligation to update forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

                                       ###